Exhibit 99.1

      Argonaut Group, Inc. Announces 2005 First Quarter Results;
   Strong Underwriting Results, a Renewal Rights Acquisition and New
        Strategic Partnerships Provide Early Momentum for 2005

    SAN ANTONIO--(BUSINESS WIRE)--May 4, 2005--Argonaut Group, Inc. (NASDAQ:AGII) today announced financial results for the three months ended March 31, 2005.
    Highlights for the 2005 first quarter include the following:

    -- The Group combined ratio was 95.6 percent versus 97.9 percent during the first quarter of 2004;

    -- Operating income increased substantially to $23.1 million, a 46 percent increase over the first quarter of last year;

    -- Gross written, net written and earned premiums all exceeded year-ago first quarter levels;

    -- Cash flow from operations reached $53.6 million, up substantially from the $14.9 million reported in the first quarter a year ago;

    -- Book value increased to $19.94 per fully diluted share versus $19.68 per share at Dec. 31, 2004.

    Argonaut Group President and CEO Mark E. Watson III said, "A strong underwriting performance was at the core of our positive first quarter financial results and gave us a solid start for 2005. The recent renewal rights acquisition by our Excess and Surplus Lines segment and the new strategic partnerships announced since January by our Select Markets and Public Entity segments will further extend our geographic reach and provide additional underwriting opportunities going forward."

    FINANCIAL RESULTS

    For the first quarter of 2005, Argonaut Group reported net income of $26.0 million, or $0.83 per diluted common share on 31.1 million shares, which includes pre-tax operating income of $23.1 million, pre-tax realized gains on sales of investments of $1.9 million and an income tax benefit of $1.0 million. This compares to 2004 first quarter net income of $18.3 million, or $0.60 per diluted common share on 30.7 million shares, which included pre-tax operating income of $15.8 million, realized gains on sales of investments of $2.5 million and no tax expense.
    The Company believes operating income is another meaningful measure of Argonaut Group's performance. Operating income differs from net income under accounting principles generally accepted in the United States (GAAP) because it excludes income tax benefit or expense as well as net realized investment gains and losses. Operating income for the quarter ended March 31, 2005 excludes net realized investment gains of $1.9 million and an income tax benefit of $1.0 million. Operating income for the quarter ended March 31, 2004 excluded net realized investment gains of $2.5 million and no income tax expense or benefit. Operating income includes corporate, interest and other expenses, which during the first quarter of 2005 totaled $4.8 million versus $4.0 million for the first quarter of 2004.
    Total revenue, which includes gains on sales of investments, was $183.8 million during the first quarter of 2005, compared to $171.0 million for the same period in 2004, or a 7.5 percent increase. Earned premiums for the three months ended March 31, 2005 were $162.1 million compared to $153.8 million for the comparable quarter in 2004, or a
5.4 percent increase. Total revenue includes realized gains on the sales of investments, which were $1.9 million and $2.5 million respectively for the first quarters of 2005 and 2004.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the first quarter of 2005, gross written premiums and operating income for E&S Lines totaled $100.8 million and $13.3 million, respectively. This compares to gross written premiums of $99.8 million and operating income of $11.9 million in the first quarter of 2004. The combined ratio for the 2005 first quarter was 91.4 percent, versus 90.3 percent for the same three-month period in 2004.
    Risk Management - Gross written premiums were $34.8 million for the three months ended March 31, 2005, and operating income was $7.6 million, compared to gross written premiums of $43.1 million and operating income of $4.3 million for the same period in 2004. For the first quarter of 2005, the combined ratio in this segment was 102.5 percent versus 107.8 percent a year earlier.
    Select Markets (fka Specialty Commercial) - During the first quarter, gross written premiums were $52.9 million and operating income totaled $5.1 million, compared to gross written premiums of $41.1 million and operating income of $2.7 million during the same period in 2004. The combined ratio for the first quarter of 2005 was
96.5 percent versus 99.6 percent in the first quarter last year. Public Entity - Gross written premiums for the first quarter were
$18.2 million and operating income totaled $1.9 million, versus gross written premiums of $16.1 million and operating income of $0.9 million for the quarter ended March 31, 2004. For the first quarter of 2005, the combined ratio in this segment was 94.9 percent versus 96.0 percent during the same three-month period in 2004.

    CONFERENCE CALL

    Argonaut Group will Webcast an investor conference call at 11:00 a.m. EDT (10:00 a.m. CDT) on Thursday, May 5, 2005. The call can be accessed on Argonaut Group's investor relations Web page by visiting www.argonautgroup.com and clicking 'investor relations' and 'calendar,' or by telephone at 800-599-9816 (pass code: 77320209). Recorded replays of the earnings conference call will be available approximately one hour after the call's completion on the investor relations Web page, or by telephone at 888-286-8010 (pass code:
27513982).

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market with assets of approximately $3.1 billion. Through its operating subsidiaries, Argonaut Group offers high quality customer service in programs tailored to the needs of its customers' business and risk management strategies. Collectively, Colony Group, Rockwood Casualty Group, Argonaut Insurance Company, Great Central Insurance, Grocers Insurance, and Trident Insurance Services underwrite a full line of products in four primary areas: Excess and Surplus, Select Markets (formerly Specialty Commercial), Risk Management, and Public Entity. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                         ARGONAUT GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)

                                             March 31,   December 31,
                                               2005          2004
                                            ------------ -------------
                                            (unaudited)
                  Assets
  Total investments                            $1,829.7      $1,783.9
  Cash and cash equivalents                        17.6          31.7
  Accrued investment income                        16.9          16.9
  Receivables                                     855.6         847.3
  Goodwill                                        106.3         106.3
  Other assets                                    301.1         287.1
                                            ------------ -------------
               Total assets                    $3,127.2      $3,073.2
                                            ============ =============

             Liabilities and Shareholders' Equity
  Reserves for losses and loss adjustment
   expenses                                    $1,647.4      $1,607.5
  Unearned premiums                               376.1         390.8
  Other liabilities                               489.2         471.5
                                            ------------ -------------
             Total liabilities                  2,512.7       2,469.8

  Total shareholders' equity                      614.5         603.4
                                            ------------ -------------
Total liabilities and shareholders' equity     $3,127.2      $3,073.2
                                            ============ =============

  Book value per common share - basic            $22.05        $21.78
                                            ============ =============
  Book value per common share - diluted (a)      $19.94        $19.68
                                            ============ =============


(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
          (in millions, except share and per share amounts)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2005        2004
                                                      (unaudited)

Gross Written Premiums                              $206.7     $200.1
Net Written Premiums                                 151.1      145.2

Earned Premiums                                      162.1      153.8
Net Investment Income                                 19.8       14.7
Gains on Sales of Investments                          1.9        2.5
                                                 ----------  ---------
  Total Revenue                                      183.8      171.0

Losses and Loss Adjustment Expenses                   97.1       96.0
Underwriting, Acquisition and Insurance Expense       57.9       54.6
Interest Expense                                       3.8        2.1
                                                 ----------  ---------
  Total Expenses                                     158.8      152.7

Income Before Tax                                     25.0       18.3
Income Tax Provision                                   7.9        6.0
Change in Deferred Tax Valuation Allowance            (8.9)      (6.0)
                                                 ----------  ---------
   Net Income                                        $26.0      $18.3
                                                 ==========  =========

Net Income:
  From Operations                                    $23.1      $15.8
  From Sale of Investments                             1.9        2.5
                                                 ----------  ---------
Income Before Taxes                                   25.0       18.3
Income Tax Provision (Benefit)                        (1.0)         -
                                                 ----------  ---------
Total Net Income:                                    $26.0      $18.3
                                                 ==========  =========

Net Income per Common Share (Basic):                 $0.91      $0.64
                                                 ==========  =========

Net Income per Common Share (Diluted):               $0.83      $0.60
                                                 ==========  =========

Weighted Average Common Shares (000's):
   Basic                                          27,773.5   27,596.6
                                                 ==========  =========
   Diluted                                        31,143.2   30,718.6
                                                 ==========  =========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)

                                                   Three Months Ended
                                                       March 31,
                                                   -------------------
                                                      2005      2004
                                                      (unaudited)
Excess & Surplus Lines
----------------------
  Gross Written Premiums                            $100.8     $99.8
  Net Written Premiums                                74.3      71.2
  Earned Premiums                                     78.2      74.1

  Underwriting Income                                 $6.8      $7.2
  Net Investment Income                                6.5       4.7
                                                   ---------  --------
  Operating Income Before Taxes                      $13.3     $11.9
                                                   =========  ========

  Loss Ratio                                          60.2 %    60.2 %
  Expense Ratio                                       31.2 %    30.1 %
                                                   -------------------
  GAAP Combined Ratio                                 91.4 %    90.3 %
                                                   =========  ========

Risk Management
---------------
  Gross Written Premiums                             $34.8     $43.1
  Net Written Premiums                                19.0      26.5
  Earned Premiums                                     21.1      34.3

  Underwriting Loss                                  $(0.5)    $(2.7)
  Net Investment Income                                8.1       7.0
                                                   ---------  --------
  Operating Income before Taxes                       $7.6      $4.3
                                                   =========  ========

  Loss Ratio                                          51.8 %    65.3 %
  Expense Ratio                                       50.7 %    42.5 %
                                                   -------------------
  GAAP Combined Ratio                                102.5 %   107.8 %
                                                   =========  ========

Select Markets (fka Specialty Commercial)
-----------------------------------------
  Gross Written Premiums                             $52.9     $41.1
  Net Written Premiums                                43.6      35.0
  Earned Premiums                                     46.2      31.8

  Underwriting Income                                 $1.7      $0.1
  Net Investment Income                                3.4       2.6
                                                   ---------  --------
  Operating Income Before Taxes                       $5.1      $2.7
                                                   =========  ========

  Loss Ratio                                          63.7 %    65.9 %
  Expense Ratio                                       32.8 %    33.7 %
                                                   ---------  --------
  GAAP Combined Ratio                                 96.5 %    99.6 %
                                                   =========  ========

Public Entity
-------------
  Gross Written Premiums                             $18.2     $16.1
  Net Written Premiums                                14.2      12.5
  Earned Premiums                                     16.6      13.6

  Underwriting Income                                 $0.8      $0.6
  Net Investment Income                                1.1       0.3
                                                   ---------  --------
  Operating Income Before Taxes                       $1.9      $0.9
                                                   =========  ========

  Loss Ratio                                          62.0 %    62.8 %
  Expense Ratio                                       32.9 %    33.2 %
                                                   ---------  --------
  GAAP Combined Ratio                                 94.9 %    96.0 %
                                                   =========  ========

    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400